UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2009

Swank, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware (State or other jurisdiction of incorporation or organization)	04-1886990 (IRS Employer Identification Number)

90 Park Avenue New York, NY (Address of principal executive offices)	10016 (Zip code)

(212) 867-2600
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Swank, Inc. (the “Company”) and Ninety Park Property LLC (the “Landlord”) entered into an Amendment of Lease dated as of June 30, 2009 (the “Lease Amendment”) relating to the Company’s executive offices located at 90 Park Avenue, New York, New York. The Lease Amendment modifies the Agreement of Lease dated as of April 6, 1999 between the Company and the Landlord (the “Original Lease”) to, among other things, extend the term of the Original Lease, which was scheduled to expire on April 30, 2010, until May 31, 2018. The Original Lease, as amended by the Lease Amendment, is referred to in this Form 8-K as the “Lease Agreement.”

During the period from May 1, 2010 to and including July 31, 2014, fixed rent under the Lease Agreement will be $97,065.83 per month, which will increase to $104,125.17 per month for the period thereafter through the expiration date of the Lease Agreement. The Landlord has also agreed to provide up to approximately $571,806 for costs associated with certain structural and other alterations to the leased premises.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the text of the Lease Amendment, a copy of which is being filed as Exhibit 10.1 to this Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Amendment of Lease dated as of June 30, 2009 between Ninety Park Property LLC and Swank, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 2, 2009	SWANK, INC.

By: /s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment of Lease dated as of June 30, 2009 between Ninety Park Property LLC and Swank, Inc.